               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                                MALE ISSUE AGE 45
                    STANDARD NONSMOKER FULL UNDERWRITING RISK
            SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION A
                           GUARANTEED MAXIMUM CHARGES

                                            TOTAL CASH VALUE (2)                          TOTAL DEATH BENEFIT (2)
                 Premiums                   Assuming Hypothetical                          Assuming Hypothetical
    End Of     Accumulated                 Gross Annual Investment                        Gross Annual Investment
    Policy    at 5% Interest                 Rates of Return of                             Rates of Return of
                              ----------------------------------------------------------------------------------------------
     Year        Per Year          0%                6%           12%               0%                6%           12%
       1                2,100        1,298              1,389        1,481          100,000            100,000      100,000
       2                4,305        2,543              2,805        3,078          100,000            100,000      100,000
       3                6,620        3,734              4,247        4,805          100,000            100,000      100,000
       4                9,051        4,869              5,716        6,673          100,000            100,000      100,000
       5               11,604        5,946              7,209        8,695          100,000            100,000      100,000
       6               14,284        6,962              8,724       10,884          100,000            100,000      100,000
       7               17,098        7,910             10,256       13,253          100,000            100,000      100,000
       8               20,053        8,786             11,801       15,818          100,000            100,000      100,000
       9               23,156        9,582             13,353       18,596          100,000            100,000      100,000
      10               26,414       10,293             14,907       21,608          100,000            100,000      100,000
      15               45,315       12,728             22,985       41,711          100,000            100,000      100,000
      20               69,439       11,985             30,585       74,406 *        100,000            100,000      100,000 *
      25              100,227        5,825             36,393      128,954 *        100,000            100,000      150,077 * (3)
      30              139,522            0 (4)         37,697      215,165 *              0 (4)        100,000      230,980 * (3)

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), the daily charge to the Funds for investment management services equivalent to an annual rate of .62% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 40 available portfolios of the Funds), and .20% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). Where applicable, the other direct Fund expenses include 12b-1 fees of not more than .25%. Fees and expenses also take into account any applicable subsidies. Without these subsidies, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of -.81%, 5.14%, and 11.09%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

(3) Minimum death benefit applies; see "Death Benefit Options -- Minimum Death Benefit" for further details.

(4) Zero values in cash value and death benefit indicate termination of coverage in the absence of a sufficient additional premium payment; see "Payment and Allocation of Premiums - Termination" for further details.

  * If the Cash Value Accumulation test had been used, the following changes would apply:

                                    12%          12%
                                   Cash         Death
                      Yr.          Value       Benefit
                      ---          -----       -------
                       20             73,268      129,425
                       25            118,426      187,369
                       30            180,519      259,349

               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                                MALE ISSUE AGE 45
                    STANDARD NONSMOKER FULL UNDERWRITING RISK
            SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION A
                                 CURRENT CHARGES

                                         TOTAL CASH VALUE (2)                          TOTAL DEATH BENEFIT (2)
              Premiums                   Assuming Hypothetical                          Assuming Hypothetical
 End Of     Accumulated                 Gross Annual Investment                        Gross Annual Investment
 Policy    at 5% Interest                 Rates of Return of                              Rates of Return of
                           -----------------------------------------------------------------------------------------------
  Year        Per Year          0%           6%                12%               0%           6%                  12%
    1                2,100        1,627         1,728             1,830          100,000       100,000            100,000
    2                4,305        3,226         3,530             3,847          100,000       100,000            100,000
    3                6,620        4,796         5,407             6,067          100,000       100,000            100,000
    4                9,051        6,338         7,363             8,516          100,000       100,000            100,000
    5               11,604        7,847         9,398            11,213          100,000       100,000            100,000
    6               14,284        9,323        11,515            14,182          100,000       100,000            100,000
    7               17,098       10,765        13,716            17,454          100,000       100,000            100,000
    8               20,053       12,171        16,004            21,060          100,000       100,000            100,000
    9               23,156       13,545        18,387            25,040          100,000       100,000            100,000
   10               26,414       14,903        20,893            29,470          100,000       100,000            100,000
   15               45,315       21,448        35,467            60,240          100,000       100,000            100,000
   20               69,439       26,877        53,496           111,736          100,000       100,000            136,764   (3)
   25              100,227       30,849        76,416 *         197,139 *        100,000       100,000 *          229,430 * (3)
   30              139,522       32,029       106,188 *         337,988 *        100,000       113,993 * (3)      362,831 * (3)

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), the daily charge to the Funds for investment management services equivalent to an annual rate of .62% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 40 available portfolios of the Funds), and .20% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). Where applicable, the other direct Fund expenses include 12b-1 fees of not more than .25%. Fees and expenses also take into account any applicable subsidies. Without these subsidies, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of -.81%, 5.14%, and 11.09%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

(3) Minimum death benefit applies; see "Death Benefit Options -- Minimum Death Benefit" for further details.

  * If the Cash Value Accumulation test had been used, the following changes would apply:

             6%           12%                            6%           12%
            Cash         Cash                           Death        Death
    Yr.    Value         Value                   Yr.   Benefit      Benefit
    ---    -----         -----                   ---   -------      -------
     15     n/a           60,156                15     n/a           120,254
     20     n/a          109,801                20     n/a           193,959
     25    75,923        189,447                25     120,123       299,736
     30   102,251        314,222                30     146,903       451,439

               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                                MALE ISSUE AGE 45
                    STANDARD NONSMOKER FULL UNDERWRITING RISK
            SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION B
                           GUARANTEED MAXIMUM CHARGES

                                             TOTAL CASH VALUE (2)                          TOTAL DEATH BENEFIT (2)
                  Premiums                   Assuming Hypothetical                          Assuming Hypothetical
     End Of     Accumulated                 Gross Annual Investment                        Gross Annual Investment
     Policy    at 5% Interest                 Rates of Return of                             Rates of Return of
                               ----------------------------------------------------------------------------------------------
      Year        Per Year          0%                6%           12%               0%                6%           12%
        1                2,100        1,291              1,382        1,472          101,291            101,382      101,472
        2                4,305        2,521              2,781        3,052          102,521            102,781      103,052
        3                6,620        3,690              4,197        4,748          103,690            104,197      104,748
        4                9,051        4,795              5,628        6,568          104,795            105,628      106,568
        5               11,604        5,833              7,069        8,521          105,833            107,069      108,521
        6               14,284        6,800              8,515       10,614          106,800            108,515      110,614
        7               17,098        7,688              9,956       12,852          107,688            109,956      112,852
        8               20,053        8,490             11,387       15,241          108,490            111,387      115,241
        9               23,156        9,200             12,795       17,787          109,200            112,795      117,787
       10               26,414        9,810             14,172       20,497          109,810            114,172      120,497
       15               45,315       11,476             20,627       37,273          111,476            120,627      137,273
       20               69,439        9,493             24,530       59,803          109,493            124,530      159,803
       25              100,227        1,941             22,736       88,697          101,941            122,736      188,697
       30              139,522            0 (4)          9,871      123,294                0 (4)        109,871      223,294

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), the daily charge to the Funds for investment management services equivalent to an annual rate of .62% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 40 available portfolios of the Funds), and .20% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). Where applicable, the other direct Fund expenses include 12b-1 fees of not more than .25%. Fees and expenses also take into account any applicable subsidies. Without these subsidies, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of -.81%, 5.14%, and 11.09%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

(4) Zero values in cash value and death benefit indicate termination of coverage in the absence of a sufficient additional premium payment; see "Payment and Allocation of Premiums - Termination" for further details.

               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                                MALE ISSUE AGE 45
                    STANDARD NONSMOKER FULL UNDERWRITING RISK
            SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION B
                                 CURRENT CHARGES

                                                     TOTAL CASH VALUE (2)                      TOTAL DEATH BENEFIT (2)
                            Premiums                 Assuming Hypothetical                      Assuming Hypothetical
               End Of      Accumulated              Gross Annual Investment                    Gross Annual Investment
               Policy    at 5% Interest               Rates of Return of                         Rates of Return of
                                          --------------------------------------------------------------------------------------
                Year        Per Year          0%           6%           12%               0%            6%            12%
                  1                 2,100       1,624         1,726        1,827          101,624        101,726        101,827
                  2                 4,305       3,218         3,522        3,837          103,218        103,522        103,837
                  3                 6,620       4,780         5,389        6,047          104,780        105,389        106,047
                  4                 9,051       6,311         7,331        8,479          106,311        107,331        108,479
                  5                11,604       7,806         9,347       11,150          107,806        109,347        111,150
                  6                14,284       9,262        11,436       14,082          109,262        111,436        114,082
                  7                17,098      10,680        13,602       17,303          110,680        113,602        117,303
                  8                20,053      12,055        15,843       20,838          112,055        115,843        120,838
                  9                23,156      13,393        18,167       24,726          113,393        118,167        124,726
                 10                26,414      14,708        20,600       29,033          114,708        120,600        129,033
                 15                45,315      20,892        34,459       58,400          120,892        134,459        158,400
                 20                69,439      25,573        50,628      105,693          125,573        150,628        205,693
                 25               100,227      28,094        68,974      182,240 *        128,094        168,974        282,240 *
                 30               139,522      26,440        87,598      304,630 *        126,440        187,598        404,630 *

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), the daily charge to the Funds for investment management services equivalent to an annual rate of .62% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 40 available portfolios of the Funds), and .20% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). Where applicable, the other direct Fund expenses include 12b-1 fees of not more than .25%. Fees and expenses also take into account any applicable subsidies. Without these subsidies, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of -.81%, 5.14%, and 11.09%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

  * If the Cash Value Accumulation test had been used, the following changes would apply:

                                             12%          12%
                                            Cash         Death
                                    Yr.     Value       Benefit
                                     25       182,219      288,301
                                     30       302,704      434,892

               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                                MALE ISSUE AGE 45
                    STANDARD NONSMOKER FULL UNDERWRITING RISK
            SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION C
                           GUARANTEED MAXIMUM CHARGES

                                              TOTAL CASH VALUE (2)                              TOTAL DEATH BENEFIT (2)
                Premiums                     Assuming Hypothetical                               Assuming Hypothetical
    End Of    Accumulated                   Gross Annual Investment                             Gross Annual Investment
    Policy   at 5% Interest                    Rates of Return of                                  Rates of Return of
                             -----------------------------------------------------------------------------------------------------
     Year       Per Year      0%                 6%                12%               0%               6%                12%
      1            2,100       1,289               1,380            1,471           102,000           102,000          102,000
      2            4,305       2,513               2,774            3,045           104,000           104,000          104,000
      3            6,620       3,671               4,181            4,734           106,000           106,000          106,000
      4            9,051       4,760               5,597            6,544           108,000           108,000          108,000
      5           11,604       5,774               7,018            8,483           110,000           110,000          110,000
      6           14,284       6,708               8,438           10,560           112,000           112,000          112,000
      7           17,098       7,553               9,846           12,781           114,000           114,000          114,000
      8           20,053       8,298              11,232           15,152           116,000           116,000          116,000
      9           23,156       8,935              12,586           17,682           118,000           118,000          118,000
      10          26,414       9,451              13,894           20,380           120,000           120,000          120,000
      15          45,315      10,182              19,692           37,349           130,000           130,000          130,000
      20          69,439       5,637              21,802           61,673           140,000           140,000          140,000
      25         100,227           0 (4)          14,747           98,541                 0 (4)       150,000          150,000
      30         139,522           0 (4)               0 (4)      162,282 *               0 (4)             0 (4)      174,211 * (3)

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), the daily charge to the Funds for investment management services equivalent to an annual rate of .62% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 40 available portfolios of the Funds), and .20% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). Where applicable, the other direct Fund expenses include 12b-1 fees of not more than .25%. Fees and expenses also take into account any applicable subsidies. Without these subsidies, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of -.81%, 5.14%, and 11.09%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

(3) Minimum death benefit applies; see "Death Benefit Options -- Minimum Death Benefit" for further details.

(4) Zero values in cash value and death benefit indicate termination of coverage in the absence of a sufficient additional premium payment; see "Payment and Allocation of Premiums - Termination" for further details.

  * If the Cash Value Accumulation test had been used, the following changes would apply:

                                              12%                12%
                                              Cash              Death
                                Yr.          Value             Benefit
                                 25           98,494          155,833
                                 30          152,069          218,475

               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY (1)
                                MALE ISSUE AGE 45
                    STANDARD NONSMOKER FULL UNDERWRITING RISK
            SPECIFIED FACE AMOUNT: $100,000 -- DEATH BENEFIT OPTION C
                                 CURRENT CHARGES

                                            TOTAL CASH VALUE (2)                      TOTAL DEATH BENEFIT (2)
                   Premiums                Assuming Hypothetical                       Assuming Hypothetical
      End Of     Accumulated              Gross Annual Investment                     Gross Annual Investment
      Policy    at 5% Interest               Rates of Return of                         Rates of Return of
                                ---------------------------------------------------------------------------------------
       Year        Per Year          0%           6%           12%                 0%            6%           12%
        1                 2,100        1,624         1,725        1,827             102,000       102,000      102,000
        2                 4,305        3,217         3,521        3,837             104,000       104,000      104,000
        3                 6,620        4,777         5,387        6,046             106,000       106,000      106,000
        4                 9,051        6,305         7,328        8,478             108,000       108,000      108,000
        5                11,604        7,796         9,341       11,150             110,000       110,000      110,000
        6                14,284        9,247        11,429       14,086             112,000       112,000      112,000
        7                17,098       10,658        13,593       17,313             114,000       114,000      114,000
        8                20,053       12,024        15,832       20,860             116,000       116,000      116,000
        9                23,156       13,350        18,156       24,766             118,000       118,000      118,000
        10               26,414       14,650        20,589       29,102             120,000       120,000      120,000
        15               45,315       20,696        34,495       58,954             130,000       130,000      130,000
        20               69,439       25,012        50,937      108,473 *           140,000       140,000      140,000 *
        25              100,227       26,590        70,256      191,703 *           150,000       150,000      223,104 * (3)
        30              139,522       22,231        91,937      329,016 *           160,000       160,000      353,199 * (3)

(1) Assumes annual planned premium payments of $2,000 paid in full at beginning of each Policy Year. The values would vary from those shown if the amount or frequency of payments varies.

(2) Amounts shown take into account deductions from premiums, the monthly deduction from cash value (including the cost of insurance and mortality and expense risks charge), the daily charge to the Funds for investment management services equivalent to an annual rate of .62% of the average daily value of the aggregate net assets of the Funds (which represents a simple average of the maximum management fees applicable to the 40 available portfolios of the Funds), and .20% for other direct Fund expenses (the average of the expenses indicated in the chart in the MetFlex prospectus under "Fund Investment Management Fees and Direct Expenses"). Where applicable, the other direct Fund expenses include 12b-1 fees of not more than .25%. Fees and expenses also take into account any applicable subsidies. Without these subsidies, the gross investment rates of return of 0%, 6%, and 12% correspond to actual (or net) annual rates of -.81%, 5.14%, and 11.09%, respectively.

       Amounts shown assume no policy loan or partial withdrawal has been made. Excessive loans or withdrawals, adverse investment performance or insufficient premium payments may cause the Policy to terminate because of insufficient cash value. Amounts do not reflect the refund of sales load and do not show the impact of any available riders.

(3) Minimum death benefit applies; see "Death Benefit Options -- Minimum Death Benefit" for further details.

  * If the Cash Value Accumulation test had been used, the following changes would apply:

                                               12%          12%
                                              Cash         Death
                                    Yr.       Value       Benefit
                                    20       107,784      190,397 (3)
                                    25       186,196      294,593
                                    30       309,042      443,996